UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

COMDISCO HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-499-68	54-2066534

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS	60018

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:	(847) 698-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.

Comdisco Holding Company, Inc. (the “Company”) has substantially completed the monetization of its assets and has entered the final phase of the wind-down of operations contemplated by the Plan of Reorganization. On August 12, 2004, in accordance with previously disclosed plans and pursuant to a Bankruptcy court order entered on April 15, 2004, the Company completed the following actions in furtherance of the wind-down:

•	The officers of the Company, including Ronald C. Mishler who has served as Chairman, Chief Executive Officer and President of the Company since August 12, 2002, resigned from their respective officer positions.

•	The Board of Directors appointed Randolph I. Thornton as Chief Executive Officer, President and Secretary of the Company.

•	The Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate”) with the State of Delaware amending the Company’s Certificate to provide for a Board of Directors consisting of one member.

•	Four of the five individuals serving on the Board of Directors (Ronald C. Mishler (chairman), Jeffrey A. Brodsky, Robert M. Chefitz and William A. McIntosh) resigned their positions as directors. Randolph I. Thornton continues to serve as the Company’s sole director.

•	Randolph I. Thornton’s appointment as Initial Disbursing Agent became effective.

On the same date, the Company filed a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish the Company’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan of Reorganization.

Item 12.	Results of Operations and Financial Condition.

On August 12, 2004, the Company issued a press release announcing, among other events, its financial results for the third fiscal quarter ended June 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 12 disclosure.

The information in this Current Report on Form 8-K, including the Exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. In addition, the information in this Current Report on Form 8-K, including the Exhibit, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING COMPANY, INC.

Dated:	August 12, 2004	By:	/s/ Randolph I. Thornton

Name:	Randolph I. Thornton
Title:	Chief Executive Officer, President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated August 12, 2004